[TRANSACT COMPANY LOGO]


                          TRANSACT TECHNOLOGIES REPORTS
                    FOURTH QUARTER AND FULL YEAR 2005 RESULTS

            - Sees Significant Revenue and EPS Improvement in 2006 -

Wallingford, CT, March 7, 2006 - TransAct Technologies Incorporated (Nasdaq:
TACT), a leading producer of transaction-based printers for customers worldwide, today announced financial results for the fourth quarter and full year ended December 31, 2005.

Revenues for the full year 2005 were $51.1 million, compared to $59.8 million in 2004. The Company achieved net income in accordance with generally accepted accounting principles in the United States ("GAAP") for the full year 2005 of $0.4 million, compared to GAAP net income of $5.5 million in 2004. Earnings per share for the full year 2005 were $0.04 per diluted share compared to $0.51 per diluted share in 2004.

Revenues for the fourth quarter of 2005 were $12.5 million, compared to $14.6 million in the same period a year ago. GAAP net loss for the fourth quarter of 2005 was $(0.7) million compared to GAAP net income of $1.0 million in the same period of 2004. GAAP net loss per share for the fourth quarter of 2005 was $(0.08) per diluted share compared to GAAP earnings per share of $0.10 per diluted share in the same period a year ago. During the fourth quarter of 2005, the Company incurred a charge of approximately $600,000 related primarily to the write-down of inventory for its M850 thermal ticket casino printer, as its Epic 950(TM) thermal ticket casino printer, which was launched in late 2004, has gained customer and market acceptance faster than expected. During the fourth quarter 2005, the Company also incurred approximately $106,000 in severance charges related to the implementation of its new business unit structure. Excluding these charges, pro forma net loss for the fourth quarter of 2005 was $(0.3) million or $(0.03) per diluted share.

Bart C. Shuldman, Chairman, President and Chief Executive Officer of TransAct Technologies, said "2005 was a difficult year for TransAct, especially in our gaming and lottery business. However, by staying focused on our strategic growth initiatives, we believe that we have put TransAct on track for a return to improved growth and profitability in 2006. In addition to launching seven promising new products, most of which target new market opportunities for the Company, we also established three Strategic Business Units (SBU), doubled the size of our sales force, drove growth internationally across all of our business units, opened our Las Vegas sales and service facility, and finalized a comprehensive sales alliance agreement with JCM American Corporation, giving TransAct a sizeable sales and marketing position in the casino market."

Mr. Shuldman continued, "TransAct ended 2005 with $4.6 million in cash and cash equivalents and no debt, while continuing with our stock repurchase program during the fourth quarter. To date, under the Company's stock repurchase program authorized by our Board of Directors in March 2005, the Company has repurchased 505,000 shares for a total purchase price of $3.9 million, including an additional 96,100 shares purchased in the fourth quarter for $0.7 million at an average price of $7.62."

LOOKING FORWARD
Mr. Shuldman concluded, "The investments we made in the business last year are already paying off in the first quarter of 2006. Based on current forecasts, we believe this business momentum will continue throughout 2006, resulting in revenue growth. Importantly, we expect even stronger net income growth as we benefit from the operating leverage we created in the business. We do not expect significant increases to operating expenses in 2006 and expect our gross margins to improve.

We are projecting double-digit revenue growth in each SBU in 2006, helped by the increase in sales people we added last year and our new relationship with JCM American in the casino market. We also expect that the new products we introduced in 2005 will give us an advantage in the marketplace and present new opportunities for growth starting this year. These include our Epic 430 and Epic 630 for the new off-premise global gaming market. We have already secured our first opportunity and have received positive feedback from other potential customers. And we are also excited about our Ithaca(R) 8000 high-speed thermal printer for linerless label printing and our new line of Ithaca(R) branded POS printers sold exclusively to our POS distribution partners around the world."

FORWARD GUIDANCE
Based on its current outlook, the Company expects revenues for the full year 2006 will be in the range of $63 million to $65 million, with net income in the range of $0.38 to $0.40 per share. The Company expects revenues for the first quarter ending March 31, 2006 will be approximately $15 million with net income of approximately $0.07 per diluted share.

INVESTOR CONFERENCE CALL / WEBCAST DETAILS
TransAct will review detailed full year and fourth quarter 2005 results and forward looking guidance during a conference call today at 5:00PM EDT. The conference call-in number is 201-689-8471. A replay of the call will be available from 8:00PM ET on Tuesday, March 7 through midnight ET on Tuesday, March 14 by telephone at 201-612-7415. The account number to access the replay is 3055 and the password is 189388. Investors can also access the conference call via a live webcast on the Company's website at www.transact-tech.com. A replay of the call will be archived on that website for one week.

ABOUT TRANSACT TECHNOLOGIES INCORPORATED
TransAct Technologies (Nasdaq: TACT) designs, develops, assembles, markets and services world-class transaction printers under the Epic and Ithaca(R) brand names. Known and respected worldwide for innovative designs and real-world service reliability, TransAct's impact, thermal and inkjet printers generate top-quality receipts, tickets, coupons, register journals and other documents. The company focuses on two core markets: point-of-sale (POS) and banking, and gaming and lottery.

TransAct sells its products to original equipment manufacturers, value-added resellers and selected distributors, as well as directly to end-users. The Company's product distribution spans across the Americas, Europe, the Middle East, Africa, the Caribbean Islands and the South Pacific. In addition, TransAct has a strong focus on the after-market side of the business, with a growing commitment to printer service, supplies and spare parts. For further information, visit TransAct's web site located at www.transact-tech.com.

CONTACTS:
Steven DeMartino, Chief Financial Officer, 203-269-1198 Ext. 6059 or David Pasquale, 646-536-7006, or Denise Roche, 646-536-7008, both with The Ruth Group

                                      # # #

FORWARD-LOOKING STATEMENTS:
Certain statements in this press release include forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as "may", "will", "expect", "intend", "estimate", "anticipate", "believe", "project" or "continue" or the negative thereof or other similar words. All forward-looking statements involve risks and uncertainties, including, but are not limited to, customer acceptance and market share gains, both domestically and internationally, in the face of substantial competition from competitors that have broader lines of products and greater financial resources; introduction of new products into the marketplace by competitors; successful product development; dependence on significant customers; dependence on significant vendors; the ability to recruit and retain quality employees as the Company grows; dependence on third parties for sales outside the United States, including Australia, New Zealand, Europe and Latin America; economic and political conditions in the United States, Australia, New Zealand, Europe and Latin America; marketplace acceptance of new products; risks associated with foreign operations; availability of third-party components at reasonable prices; price wars or other significant pricing pressures affecting the Company's products in the United States or abroad; and the outcome of lawsuits between TransAct and FutureLogic, Inc. Actual results may differ materially from those discussed in, or implied by, the forward-looking statements. The forward-looking statements speak only as of the date of this release and the Company assumes no duty to update them to reflect new, changing or unanticipated events or circumstances.

                       TRANSACT TECHNOLOGIES INCORPORATED
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                     Three months ended                         Three months ended
  (In thousands, except per share  amounts)             December 31,                               December 31,
                                                             2005                                       2004
                                           ---------------------------------------    ---------------------------------------
                                             GAAP         Adjust-       Pro Forma       GAAP         Adjust-      Pro Forma
                                             Basis         Ments          Basis         Basis         ments         Basis
                                           ----------    ---------      ----------    ----------    ---------     ----------
  Net sales                                $   12,499    $        -     $   12,499    $   14,596    $        -    $   14,596
  Cost of sales                                 9,416          (600)a        8,786         9,486             -         9,486
                                                                (30)b
                                           ----------    ----------     ----------    ----------    ----------    ----------


  Gross profit                                  3,083           630          3,713         5,110             -         5,110
                                           ----------    ----------     ----------    ----------    ----------    ----------

  Operating expenses:
     Engineering, design and product
      development costs                           619                          619           910          (350)c         560
     Selling and marketing expenses             1,796           (68)b        1,728         1,277           (70)d       1,207
     General and administrative expenses        1,743            (8)b        1,735         1,567             -         1,567
     Business consolidation and
       restructuring expenses                       -                            -          (225)          225e            -
                                           ----------    ----------     ----------    ----------    ----------    ----------
                                                4,158           (76)         4,082         3,529          (195)        3,334
                                           ----------    ----------     ----------    ----------    ----------    ----------

  Operating income (loss)                      (1,075)          706           (369)        1,581           195         1,776
                                           ----------    ----------     ----------    ----------    ----------    ----------

  Other income (expense):
     Interest, net                                 14             -             14            12             -            12
     Other, net                                    10             -             10           (21)            -           (21)
                                           ----------    ----------     ----------    ----------    ----------    ----------
                                                   24             -             24            (9)            -            (9)
                                           ----------    ----------     ----------    ----------    ----------    ----------

  Income (loss) before income taxes            (1,051)          706           (345)        1,572           195         1,767
  Income tax provision (benefit)                 (324)          251f           (73)          546            69f          615
                                           ----------    ----------     ----------    ----------    ----------    ----------

  Net income (loss)                        $     (727)   $      455     $     (272)   $    1,026    $      126    $    1,152
                                           ----------    ----------     ----------    ----------    ----------    ----------


  Net income (loss) available to common
    shareholders                           $     (727)                  $     (272)   $    1,026                  $    1,152


  Net income (loss) per share:
       Basic                               $    (0.08)                   $   (0.03)    $    0.10                   $    0.12
       Diluted                             $    (0.08)                   $   (0.03)    $    0.10                   $    0.11



  Shares used in per share calculation:
       Basic                                    9,603                        9,603         9,921                       9,921
       Diluted                                  9,603                        9,603        10,486                      10,486

a Charge related primarily to the write-down of excess inventory and purchase order cancellation charges for TransAct's M850 casino printer.
b Severance charges related to employee terminations during the fourth quarter of 2005.
c Engineering costs associated with the integration of TransAct's Epic 950(TM) casino printer by IGT.
d. Charge related to the move of the Company's marketing and services departments.
e Decrease in restructuring accrual due to a revised estimate of the remaining lease costs for the Company's Wallingford, CT facility.
f The tax effect on the adjustments was calculated using a tax rate of 35.5% for the 2005 and 2004 periods presented.

                       TRANSACT TECHNOLOGIES INCORPORATED
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                         Year ended                                 Year ended
  (In thousands, except per share amounts)              December 31,                               December 31,
                                                            2005                                       2004
                                         ----------------------------------------  -----------------------------------------
                                             GAAP         Adjust-       Pro Forma       GAAP         Adjust-      Pro Forma
                                             Basis         Ments          Basis         Basis         ments         Basis
                                         ----------    ---------      ----------    ----------    -----------     ----------
Net sales                                $     51,091  $          -     $   51,091    $   59,847    $        -    $   59,847
Cost of sales                                  35,501          (600)a       34,871        37,805             -        37,805
                                                                (30)b
                                         ------------  ------------     ----------    ----------    -----------   ----------

  Gross profit                                 15,590           630         16,220        22,042             -        22,042
                                         ------------  ------------     ----------    ----------    -----------   ----------

  Operating expenses:
     Engineering, design and product
      development                               2,726                        2,726         2,715          (350)c       2,365
     Selling and marketing                      6,319           (68)b        6,251         5,111           (70)d       5,041
     General and administrative                 6,321            (8)b        6,313         5,990             -         5,990
     Business consolidation and
      restructuring                                 -             -              -          (225)          225e            -
                                         ------------  ------------     ----------    ----------    -----------   ----------
                                               15,366           (76)        15,290        13,591          (195)       13,396
                                         ------------  ------------     ----------    ----------    -----------   ----------

  Operating income                                224           706            930         8,451           195         8,646
                                         ------------  ------------     ----------    ----------    -----------   ----------

  Other income (expense):
     Interest, net                                 73             -             73             4             -             4
     Other, net                                    32             -             32           (18)            -           (18)
                                         ------------  ------------     ----------    ----------    -----------   ----------
                                                  105             -            105           (14)            -           (14)
                                         ------------  ------------     ----------    ----------    -----------   ----------

  Income before income taxes                      329           706          1,035         8,437           195         8,632
  Income tax provision (benefit)                  (48)          251f           203         2,979            69f        3,048
                                         ------------  ------------     ----------    ----------    -----------   ----------

  Net income                               $      377    $      455     $      832    $    5,458    $      126    $    5,584
                                         ============  ============     ==========    ==========    ==========    ==========

  Net income available to common
   shareholders                            $      377                   $      832    $    5,236                  $    5,360

  Net income per share:
       Basic                               $     0.04                    $    0.08     $    0.55                   $    0.56
       Diluted                             $     0.04                    $    0.08     $    0.51                   $    0.52

  Shares used in per share calculation:
       Basic                                    9,849                        9,849         9,593                       9,593
       Diluted                                 10,163                       10,163        10,231                      10,231

See footnote explanations on the previous page.

               SUPPLEMENTAL INFORMATION - SALES BY BUSINESS UNIT:

                              Three months ended       Year ended
                                 December 31,         December 31,
                             ------------------   -------------------
                              2005      2004        2005        2004
                             -------    -------    -------    -------
Point of sale and banking    $ 3,757    $ 4,062    $16,410    $17,659
Gaming and lottery             6,303      7,831     23,634     31,937
TransAct Services Group        2,439      2,703     11,047     10,251
                             -------    -------    -------    -------

  Total net sales            $12,499    $14,596    $51,091    $59,847
                             =======    =======    =======    =======

                       TRANSACT TECHNOLOGIES INCORPORATED
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                                 DECEMBER 31,   December 31,
(In thousands)                                      2005          2004
                                                  --------       --------
ASSETS:
Current assets:
   Cash and cash equivalents                      $  4,579       $  8,628
   Receivables, net                                  8,359          8,910
   Inventories                                       6,036          8,074
   Refundable income taxes                             295            510
   Deferred tax assets                               2,735          2,370
   Other current assets                                258            586
                                                  --------       --------
     Total current assets                           22,262         29,078
                                                  --------       --------

Fixed assets, net                                    4,510          3,177
Goodwill, net                                        1,469          1,469
Deferred tax assets                                    557            274
Other assets                                           534            101
                                                  --------       --------
                                                     7,070          5,021
                                                  --------       --------
   Total assets                                   $ 29,332       $ 34,099
                                                  ========       ========

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
   Accounts payable                                  2,859          3,804
   Accrued liabilities                               3,162          3,209
   Accrued restructuring expenses                      420            420
   Accrued patent license fees                          36            417
   Deferred revenue, current portion                   410            717
                                                  --------       --------
     Total current liabilities                       6,887          8,567
                                                  --------       --------


Long-term portion of accrued restructuring             587          1,034
Accrued product warranty                               145            153
Deferred revenue                                       270            444
Other liabilities                                      186            186
                                                  --------       --------
                                                     1,188          1,817
                                                  --------       --------
   Total liabilities                                 8,075         10,384
                                                  --------       --------
Commitments and contingencies


Shareholders' equity:
   Common stock                                        102            100
   Additional paid-in capital                       19,334         17,401
   Retained earnings                                 7,489          7,112
   Unamortized restricted stock compensation        (1,837)        (1,067)
   Treasury stock, at cost                          (3,867)          --
   Accumulated other comprehensive income               36            169
                                                  --------       --------
     Total shareholders' equity                     21,257         23,715
                                                  --------       --------
Total liabilities and shareholders' equity        $ 29,332       $ 34,099
                                                  ========       ========